UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2004

Luminent Mortgage Capital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	012-36309	06-1694835
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

909 Montgomery Street, Suite 500, San Francisco, California		94133
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415 486-2110

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2004, the Board of Directors (the "Board of Directors") of Luminent Mortgage Capital, Inc. (the "Company") approved certain changes to the compensation for the Company’s non-officer directors. A summary of the compensation to be paid to the non-officer members of the Board of Directors, effective January 1, 2005, is as follows:

Annual Retainers

· An annual retainer for all non-officer directors of $50,000 per year.
· An additional annual retainer for the lead independent director of $20,000 per year.
· An additional annual retainer for the chairperson of each committee of the Board of Directors of $10,000.

Board Meeting Fees

· A fee of $2,500 for each regular or special meeting of the Board of Directors attended in person and $1,500 for each meeting attended telephonically.

Committee Meeting Fees

· A fee of $1,000 for each meeting of a committee of the Board of Directors attended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminent Mortgage Capital, Inc.

December 28, 2004	By:	Christopher J. Zyda

Name: Christopher J. Zyda
Title: Chief Financial Officer